Exhibit 10.2

WHITING PETROLEUM CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT (STOCK-SETTLED)

(Officer Form)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [●], 20[●], by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Plan”), which permits the Company to issue equity-based awards to certain key salaried employees and non-employee directors of the Company and any affiliate of the Company; and

WHEREAS, the Participant is an employee of the Company or one of its affiliates, and the Company desires such person to remain in such capacity and wishes to provide such person with the opportunity to receive monetary payments based on the value of the Company’s shares of common stock (the “Shares”) to align the personal interests of the Participant with the interests of shareholders and the success of the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.    Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of restricted stock units set forth on the signature page hereof (the “RSUs”).

2.    Vesting. Subject to Sections 4, 5 and 12, one-third of the RSUs shall vest on each of the first, second, and third anniversaries of the Grant Date specified on the signature page hereof.

3.    Settlement. As soon as reasonably practicable (but no more than thirty (30) days) after each vesting date or event (in the case of Sections 4 and 12), the Company will issue to the Participant a number of Shares equal to the number of RSUs that vested on such date or event. Notwithstanding the foregoing, if the RSUs are deferred compensation subject to Section 409A of the Code, and if the Participant is a “specified employee” as of the date of his or her “separation from service” (as those terms are defined in Section 409A of the Code), then the issuance of any Shares that would otherwise be made upon the date of the Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date and will instead be issued on the date that is six (6) months and one day after the date of the Participant’s separation from service, but only if such delay in the issuance of the Shares is necessary to avoid the imposition of additional taxation on the Participant in respect of the Shares under Section 409A of the Code.

4.    Retirement or Death Following Retirement-Eligibility. If the Participant’s employment is terminated by Retirement (as defined below) or as a result of the Participant’s death when the Participant is Retirement eligible, then the RSUs shall become 100% vested as of the date of such termination of employment, unless the RSUs were previously forfeited under the terms of this Agreement. “Retirement” shall mean the termination of the Participant’s employment (a) following the Participant’s having reached the age of sixty (60) with at least ten (10) years of service as an employee of the Company or one of its affiliates and (b) at a time when Participant’s employment could not have been terminated for Cause (as defined in the Executive Employment and Severance Agreement between the Participant and the Company).

5.    Other Termination of Employment or Death Prior to Retirement Eligibility. If the Participant’s employment with the Company and its affiliates is terminated for any reason other than the Participant’s Retirement or the Participant’s death following Retirement eligibility (including death prior to Retirement eligibility), then all RSUs that have not vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

6.    Rights as a Shareholder; Dividend Equivalents. The Participant shall not have any rights of a shareholder with respect to the Shares underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the Shares have been issued hereunder. If, however, after the Grant Date and prior to the settlement date, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company shareholders the Participant shall be credited with “dividend equivalents” in an amount equal to the dividends that would have been paid to the Participant if the Participant owned a number of Shares equal to the number of outstanding RSUs hereunder as of such record date. The dividend equivalents will be deemed to be reinvested in additional restricted stock units (determined by multiplying the cash dividends paid by the Fair Market Value of a Share on the dividend payment date) and will be subject to the same terms and conditions, and shall vest and be settled or be forfeited (if applicable) at the same time as the RSUs to which they are attributable.

7.    Tax Withholding. As a condition of receiving this award of RSUs, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs, or the Participant may elect to have the Company satisfy such withholding obligations by withholding a number of Shares otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. If the Participant does not make such payment or election, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy the withholding obligations by withholding Shares otherwise issuable hereunder in accordance with the preceding sentence.

8.    No Right to Employment or Service. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time.

9.    Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

10.    Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Act”) (a) he or he or she will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the Shares to such effect.

11.    Miscellaneous.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)    This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)    The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)    Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)    This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(f)    This Agreement is subject in all respects to the terms and conditions of the Plan.

12.    Change of Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), the RSUs shall become 100% vested as of the date of such Change in Control, unless the RSUs were previously forfeited under the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT

WHITING PETROLEUM CORPORATION

By:

No. of Restricted Stock Units:

Grant Date:

4